ADMINISTRATION AGREEMENT


      AGREEMENT made as of January 10, 2001, by and between OPPENHEIMER SELECT MANAGERS, a Massachusetts business trust (hereinafter referred to as the "Trust") on behalf of each of its series listed on an Appendix hereto, as it may be amended from time to time (each a "Fund," and collectively, the "Funds"), and OPPENHEIMERFUNDS, INC., a Colorado corporation (hereinafter referred to as the "Administrator").

                                   WITNESSETH:

      WHEREAS, the Trust is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

      WHEREAS, the Board of Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

      WHEREAS, the Trustees have established and designated each Fund as a series of the Trust; and

      WHEREAS, the Trust desires to retain the Administrator to provide management and administrative services to each Fund in the manner and on the terms hereinafter set forth; and

      WHEREAS,   the   Administrator  is  willing  to  provide   management  and
administrative services to each Fund on the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

                                    ARTICLE I

                           Duties of the Administrator

      The Trust hereby employs the Administrator to act as a manager and administrator of each Fund, and to furnish, or arrange for affiliated persons of the Administrator ("affiliates") to furnish, the management and administrative services described below, subject to review by and overall control of the Trustees, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or any Fund in any way or otherwise be deemed agents of the Corporation or any Fund.
      (a) Administration Services. The Administrator shall, at its own expense, provide assistance in the supervision of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Trust and each Fund, including the services required of the Funds as set forth in paragraph 1.1 and 1.4 of the Master-Feeder Participation Agreement (the "Participation Agreement") and the duties and obligations of the Administrator under the Participation Agreement and the Subadministration Agreement, the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to its operation of each Fund for the shareholders of the Fund; composition of proxy materials for meetings of each Fund's shareholders and the composition of such registration statements as may be required by federal securities laws and preparation of required filings in each state for continuous public sale of shares of each Fund. The Administrator shall, at its own cost and expense, also provide the Trust and each Fund with adequate office space, facilities and equipment.

                                   ARTICLE II

                       Allocation of Charges and Expenses

      (a) The Administrator. The Administrator assumes and shall pay, or cause its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel to perform the services which it is obligated to provide under Article I hereof. The Administrator shall pay, or cause its affiliate to pay, compensation of all Officers of the Trust and all Trustees of the Trust who are affiliated persons of the Administrator or of an affiliate of the Administrator. The Administrator shall pay, without payment or reimbursement by the Trust or a Fund, all amounts as may be payable pursuant to the Subadministration Agreement between the Administrator and Fund Asset Management LLP.

      (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust and each Fund under this Agreement, including, without limitation: (i) interest and taxes; (ii) insurance premiums for fidelity and other coverage requisite to its operations; (iii) compensation and expenses of its trustees other than those associated or affiliated with the Administrator; (iv) legal and audit expenses; (v) custodian and transfer agent fees and expenses; (vi) expenses incident to the redemption of its shares; (vii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (viii) fees and expenses, other than as herein above provided, incident to the registration under Federal and state securities laws of shares of each Fund for public sale; (ix) expenses of printing and mailing reports, prospectuses, notices and proxy materials to shareholders of each Fund; (x) except as noted above, all other expenses incidental to holding meetings of the Funds' shareholders; and (xi) such extraordinary non-recurring expenses as may arise, including litigation, affecting a Fund and any legal obligation which the Trust may have on behalf of a Fund to indemnify its officers and trustees with respect thereto.



                                   ARTICLE III

                        Compensation of the Administrator

      (a) Administrative Fees. For the services rendered, the facilities furnished and expenses assumed by the Administrator, each Fund shall pay to the Administrator at the end of each calendar month a fee based upon the average daily value of the net assets of such Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the prospectus and statement of additional information, at the annual rate set forth for such Fund in an Appendix pertaining to such Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Administrator's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV

                 Limitation of Liability of the Administrator

      The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Trust and any Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless  disregard of its  obligations  and duties  hereunder.  As used in this
Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the Trust or a Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

                                    ARTICLE V

                         Activities of the Administrator

      The services of the Administrator to the Trust and the Funds are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and any Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Trust or a Fund as shareholders or otherwise.

                                   ARTICLE VI

                  Duration and Termination of this Agreement

      This Agreement shall become effective with respect to a Fund as of the date such Fund commences investment operations, and shall remain in force with respect to such Fund for two (2) years thereafter or, if sooner, until such date as may be set forth in the Appendix pertaining to such Fund, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Trustees, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or with respect to a Fund by the vote of a majority of the outstanding voting securities of such Fund, or by the Administrator, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII

                          Amendments of this Agreement

      This Agreement may be amended, with respect to all or a number of the Funds, by the parties only if such amendment is specifically approved by a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          Definitions of Certain Terms

      The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated persons" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

      This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.
                                    ARTICLE X

                      Limitation of Obligation of each Fund

      The obligations of each Fund hereunder shall be limited to the assets of that Fund, shall be separate from the obligations of each other series of the Trust, and no Fund shall be liable for the obligations of any other series of the Trust.

                                   ARTICLE XI

                Disclaimer of Trustee or Shareholder Liability

      The Administrator understands and agrees that the obligations of the Trust under this Agreement are not binding upon any trustee or shareholder of the Trust or Fund personally, but bind only the Trust but only with respect to the Fund's property. OFI represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming trustee or shareholder liability for acts or obligations of the Trust.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.


                               OPPENHEIMER SELECT MANAGERS,
                             on behalf of each Fund



                               By: ____________________________

                               Name: __________________________

                               Title: ___________________________


                             OPPENHEIMERFUNDS, INC.



                               By: ____________________________

                               Name: __________________________

                               Title: ___________________________

                                   APPENDIX A


NAME OF FUND                              ADMINISTRATIVE FEE

Mercury Advisors S&P 500 Index Fund                 0.50%

Mercury Advisors Focus Growth Fund                  0.50%



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